Exhibit 10.12

EXECUTION VERSION

COLLATERAL ADMINISTRATION AGREEMENT

THIS COLLATERAL ADMINISTRATION AGREEMENT (the “Agreement”), dated as of September 28, 2018, by and among BCC MIDDLE MARKET CLO 2018-1, LLC, a Delaware limited liability company, as issuer (the “Issuer”), BAIN CAPITAL SPECIALTY FINANCE, INC., a Delaware corporation, as portfolio manager (the “Portfolio Manager”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as collateral administrator (together with its permitted successors and assigns, in such capacity, the “Collateral Administrator”).

WITNESSETH:

WHEREAS, the Issuer intends to issue the Class A-1A Notes, the Class A-1B Notes, the Class A-2 Notes, the Class B Notes, and the Class C Notes (collectively, the “Notes”);

WHEREAS, pursuant to Indenture, dated as of the date hereof, as the same may be amended and supplemented from time to time (the “Indenture”), by and between the Issuer and Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), the Issuer has pledged certain Assets (the “Assets”) to the Trustee, for the benefit of the Secured Parties, as collateral security for the Notes;

WHEREAS, the Portfolio Manager and the Issuer have entered into a Portfolio Management Agreement, dated as of the date hereof (the “Portfolio Management Agreement”), pursuant to which the Portfolio Manager has agreed to provide certain services relating to the matters contemplated by the Indenture and the related transaction documents executed as of the date hereof (the “Transaction Documents”);

WHEREAS, the Issuer is required to perform certain duties in connection with the Assets pursuant to the Indenture and desires to have the Collateral Administrator perform such duties and to provide such additional services consistent with the terms of this Agreement and the Indenture as the Issuer may from time to time request;

WHEREAS, in accordance with Section 14.16 of the Indenture, the Issuer wishes to engage the Collateral Administrator to act as the Information Agent; and

WHEREAS, the Collateral Administrator has the capacity to provide the services required hereby or pursuant to the Indenture and is willing to perform such services on behalf of the Issuer or the Portfolio Manager, as applicable, on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                           Definitions and Capitalized Terms.

Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Indenture.

Section 2.                                           Duties of the Collateral Administrator.

(a)                                 The Issuer hereby appoints Wells Fargo Bank, National Association as its agent, and Wells Fargo Bank, National Association hereby accepts such agency appointment to act as, Collateral Administrator pursuant to the terms of this Agreement, until the earlier of (i) its resignation or removal as Collateral Administrator pursuant to Section 9 hereof or (ii) the termination of this Agreement pursuant to Section 8 hereof. In such capacity, the Collateral Administrator shall assist the Issuer and the Portfolio Manager in connection with monitoring the Assets on an ongoing basis as provided herein and provide to the Issuer, the Portfolio Manager and certain other parties as specified in the Indenture, certain reports, schedules, calculations and other data, all as more particularly described in Section 2(b) below (in each case in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and as may be required by the Indenture), based upon information and data received from the Issuer, the Portfolio Manager (in accordance with the requirements of the Indenture and this Agreement) or the Trustee, which reports, schedules and calculations the Issuer (or the Portfolio Manager on behalf of the Issuer) or the Collateral Administrator is required to prepare and deliver (or which are necessary in order that certain reports, schedules and calculations can be prepared, delivered or performed as required) under the Indenture. The Collateral Administrator’s duties and authority to act as Collateral Administrator hereunder are limited to the duties and authority specifically set forth in this Agreement. By entering into or performing its duties under this Agreement, the Collateral Administrator shall not be deemed to assume any obligations or liabilities of the Issuer under the Indenture or any Transaction Documents or of the Portfolio Manager under the Portfolio Management Agreement and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Issuer under or pursuant to the Indenture or the Transaction Documents, of the Trustee under or pursuant to the Indenture or of the Portfolio Manager under or pursuant to the Portfolio Management Agreement.

(b)                                 The Collateral Administrator shall perform the following functions from time to time:

(i)                                     create, promptly but in no event later than thirty (30) days after the Closing Date, a database of certain characteristics of the Assets comprised of, among other things, the Collateral Obligations, the Equity Securities and Eligible Investments credited from time to time to the accounts identified in Article X of the Indenture (the “Assets Database”);

(ii)                                  update the Assets Database promptly to reflect rating changes by the Rating Agencies and any amendments or changes to loan amounts or interest rates, prepayments, amortizations, purchases, sales, substitutions or other dispositions of Collateral Obligations, Equity Securities or Eligible Investments in each case such information regarding prepayments, amortizations, purchases, sales, substitutions or other dispositions being based upon information furnished to the Collateral Administrator by the Issuer or the Portfolio Manager;

(iii)                               provide the Portfolio Manager (or its designee) with access to any information in the Assets Database requested by the Issuer or the Portfolio Manager in electronic format, the format and scope of such information to be reasonably agreed by the Portfolio Manager and the Collateral Administrator;

(iv)                              at the request of the Portfolio Manager and pursuant to Section 7.14 of the Indenture, provide to the Trustee the information in its possession which the Issuer (or the Portfolio Manager on behalf of the Issuer) has determined to be Rule 144A Information;

(v)                                 prepare and make available (in accordance with the provisions of the Indenture and this Agreement) to the parties required under the Indenture, the Monthly Reports that are required to be prepared pursuant to Section 10.7(a) of the Indenture, the Distribution Reports that are required to be prepared pursuant to Section 10.7(b) of the Indenture, and the report required by Section 7.17(c)(y) (the “Effective Date Report”) in each case by the time and according to the content requirements specified in the Indenture and on the basis of the information contained in the Assets Database or provided to the Collateral Administrator by the Portfolio Manager, the Issuer or the Trustee;

(vi)                              reasonably cooperate with the Issuer or the Portfolio Manager in providing the Rating Agencies with such additional information in the possession of the Collateral Administrator as may be reasonably requested by such parties under Section 10.10 of the Indenture;

(vii)                           reasonably cooperate with the Independent certified public accountants appointed by the Issuer by providing information in the possession of the Collateral Administrator necessary for the preparation by such accountants of the information, reports or certificates required under Section 10.9 of the Indenture;

(viii)                        notify and provide a copy thereof to the Portfolio Manager on behalf of the Issuer upon receiving any documents, legal opinions or any other information including, without limitation, any notices, reports, requests for waiver, consent requests or any other requests or communications relating to the Assets or any obligor or to actions affecting the Assets or any obligor;

(ix)                              assist the Portfolio Manager and the Issuer in the performance of such other calculations and the preparation of such other reports and other information that may be required by the Indenture as of the date hereof or pursuant to amendments or supplements thereto subsequent to the date hereof, and that are reasonably requested in writing by the Portfolio Manager and agreed to by the Collateral Administrator, which agreement shall not be unreasonably withheld and that the Collateral Administrator determines, in its sole discretion, may be provided without unreasonable burden or expense;

(x)                                 track the receipt and daily allocation of cash to each of the Accounts (and any subaccount thereof) and any withdrawals therefrom and, on each Business Day, provide to the Portfolio Manager daily reports reflecting such actions to such Accounts (and subaccounts) as of the close of business on the preceding Business Day;

(xi)                              provide the Portfolio Manager with such other information as may be reasonably requested by the Portfolio Manager and in the possession of the Collateral Administrator; and

(xii)                           perform the duties of the Information Agent pursuant to Section 14.16 of the Indenture and Section 2A of this Agreement.

(c)                                  The Issuer and the Portfolio Manager shall reasonably cooperate with the Collateral Administrator in connection with the matters described herein, including using reasonable efforts to provide information and/or data maintained by either of them that is required in the making of any calculations relating to the Monthly Reports, the Distribution Reports or the Effective Date Report. Without limiting the generality of the foregoing, the Portfolio Manager shall use its reasonable efforts to supply, in a timely fashion, any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Assets and reasonably needs in order to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder. Notwithstanding the foregoing or anything to the contrary herein, neither the Portfolio Manager nor the Issuer shall have any obligation to furnish any information or data to the extent prohibited by applicable confidentiality restrictions (whether legal, contractual or otherwise); provided that to the extent that such information or data subject to confidentiality restrictions is required by the Collateral

Administrator in connection with the matters described herein or in order to make any calculations relating to the Monthly Reports, the Distribution Reports or the Effective Date Report, the Collateral Administrator shall bear no liability for any failure to (i) perform its obligations hereunder relating to such information or data or (ii) make any calculations for the above referenced reports, due to, in each case, the failure by the Portfolio Manager or Issuer, as applicable, to deliver such required information or data.

(d)                                 The Portfolio Manager (on behalf of the Issuer) shall review and, to the best of its knowledge, verify the contents of the aforesaid reports and statements. To the extent any of the information in such reports or statements conflicts with data or calculations in the records of the Portfolio Manager, the Portfolio Manager (on behalf of the Issuer) shall notify the Collateral Administrator of such discrepancy and use commercially reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. The Collateral Administrator shall cooperate with the Portfolio Manager in connection with the Portfolio Manager’s review (including the comparison of information and discrepancies, if any) of the contents of the aforesaid reports and shall provide to the Portfolio Manager such items within the possession of the Collateral Administrator within a reasonably sufficient time (as agreed between the Portfolio Manager and the Collateral Administrator) prior to any applicable due date to enable such review. Upon reasonable request by the Collateral Administrator, the Portfolio Manager further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information in its possession relating to the Collateral Obligations, the Equity Securities and the Eligible Investments and any proposed purchases, sales, substitutions or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder, and the Collateral Administrator will be entitled to rely on and assume the accuracy of such information provided by the Portfolio Manager. Upon receipt of approval from the Portfolio Manager, the Collateral Administrator shall distribute and make such reports available on the Trustee’s website. For the avoidance of doubt, the Portfolio Manager shall have no responsibility for the distribution by the Collateral Administrator of any reports, subject to and in accordance with the terms of the Indenture and this Agreement.

(e)                                  If, in performing its duties under this Agreement, the Collateral Administrator is required to decide between alternative courses of action (each of which is consistent with the provisions of this Agreement), the Collateral Administrator may request written instructions (or verbal instructions, followed by written confirmation thereof) from the Issuer or the Portfolio Manager on behalf of the Issuer, as to the course of action desired by it. If the Collateral Administrator does not receive such instructions within five (5) Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action; provided that the Collateral Administrator as promptly as possible notify the Portfolio Manager and the Issuer as to which course of action, if any, it has decided to take. The Collateral Administrator shall act in accordance with instructions received after such five (5) Business Day period except (so long as it has provided the notice set forth in the prior sentence) to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. To the extent of any ambiguity in the interpretation of any definition, provision or term contained in the Indenture or herein, the Collateral Administrator (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer’s certificate or Issuer Order. Additionally, to the extent more than one methodology can be used to make any of the determinations or calculations set forth in the Indenture, the Collateral Administrator may request direction from the Issuer (or the Portfolio Manager on behalf of the Issuer) as to the methodology to be used, and the Collateral Administrator shall be entitled to follow and conclusively rely on such direction without any liability therefor provided the Collateral Administrator has complied with such direction in good faith and without willful misfeasance and gross negligence.

(f)                                   The Collateral Administrator understands that the Issuer will, pursuant to the Indenture, pledge to the Trustee, for the benefit and on behalf of the Secured Parties under the Indenture, all of its right, title and interest in, to and under this Agreement. The Collateral Administrator consents to such pledge and agrees that such pledge shall not release or limit its liabilities, obligations and duties hereunder and it shall perform any provisions of the Indenture applicable to it. The Collateral Administrator agrees that the Trustee shall be entitled to all of the Issuer’s rights and benefits hereunder but shall not by reason of such pledge have any obligation to perform the Issuer’s obligations hereunder, although it shall have the right to do so in accordance with the terms of the Indenture.

(g)                                  Not later than the day on which each Monthly Report pursuant to Section 10.7 of the Indenture or Distribution Report is required to be provided by the Issuer, the Collateral Administrator shall calculate, using the information contained in the Assets Database created by the Collateral Administrator pursuant to Section 2(b)(i) above, and based on information provided by the Portfolio Manager, and any other information in connection with the Assets which is normally maintained by the Trustee, and subject to the Collateral Administrator’s receipt from the Portfolio Manager of information with respect to the Assets that is not contained in such Assets Database or normally maintained by the Trustee, each item required to be stated in such Monthly Report or Distribution Report in accordance with the Indenture. The Collateral Administrator shall deliver a draft of each such Monthly Report and Distribution Report to the Portfolio Manager at least three Business Days prior to the day on such Monthly Report or Distribution Report is to be provided by the Issuer.

(h)                                 The Collateral Administrator agrees that it shall comply with the terms of Section 14.16 of the Indenture at all times in connection with the performance of its duties hereunder.

(i)                                     Pursuant to Section 7.15 of the Indenture, the Issuer hereby appoints the Collateral Administrator to act as Calculation Agent in accordance with the terms of the Indenture. The Calculation Agent shall be afforded the same rights, protections, immunities and indemnities that are afforded to the Collateral Administrator hereunder. The Collateral Administrator, in its capacity as Calculation Agent, shall have no (i) responsibility or liability for the selection or determination of an Alternative Rate and shall be entitled to rely upon any designation of such a rate by the Portfolio Manager and (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a “LIBOR” rate as described in the definition thereof.

Section 2A                                     17g-5 Information.

(a)                                 In accordance with Section 14.16 of the Indenture, the Issuer hereby appoints the Collateral Administrator to act as the Information Agent.

(b)                                 The sole duty of the Information Agent shall be to forward via e-mail, or cause to be forwarded via e-mail, but only to the extent such items are received by it in accordance herewith, to the Issuer’s e-mail address at BCCMiddleMarket20181@email.structuredfn.com (the “Posting Email Account”) for posting on the 17g-5 Website, the following items (collectively hereinafter referred to as the “Information”):

(i)                                     Event of Default or acceleration notices required to be delivered to each Rating Agency pursuant to Article V of the Indenture;

(ii)                                  Reports, information or statements required to be delivered to each Rating Agency pursuant to Article X of the Indenture;

(iii)                               Any notices, information, requests, responses or other documents required to be delivered by the Issuer or the Trustee to each Rating Agency pursuant to the Indenture or the Transaction Documents;

(iv)                              Copies of amendments or supplements to the Indenture and amendments to this Collateral Administration Agreement, the Portfolio Management Agreement and the Securities Account Control Agreement, in each case, provided by or on behalf of the Issuer to the Information Agent; and

(v)                                 Any additional items provided by the Issuer, the Trustee or the Portfolio Manager to the Information Agent pursuant to Section 14.16 of the Indenture.

In the event that the Information Agent encounters a problem when forwarding the Information to the Posting Email Account, the Information Agent’s sole responsibility shall be to attempt to forward such Information one additional time. In the event the Information Agent still encounters a problem on the second attempt, it shall notify the Issuer and the Portfolio Manager of such failure, at which time the Information Agent shall have no further obligations with respect to such Information. Upon request of the Issuer, or the Portfolio Manager on the Issuer’s behalf, the Information Agent shall confirm (which may be in the form of e-mail) whether it has forwarded any information, notices or reports to the Posting Email Account. Notwithstanding anything herein or any other document to the contrary, in no event shall the Information Agent be responsible for forwarding any information other than the Information in accordance herewith.

(c)                                  In the event that any Information is delivered or posted to the 17g-5 Website in error, at the request or direction of the Issuer or the Portfolio Manager on the Issuer’s behalf, the Information Agent shall send an e-mail to the Posting Email Account requesting to have such Information removed from the 17g-5 Website.

(d)                                 The Issuer shall be responsible for posting any other information on the 17g-5 Website other than the Information.

(e)                                  The parties hereto acknowledge and agree to comply with Section 14.16 of the Indenture, as applicable.

(f)                                   The Information Agent shall forward all Information it receives in accordance herewith to the Posting Email Account, subject to Section 2A(b) hereof, on the same Business Day of receipt provided that such information is received by 2:00 p.m. (central time) or, if received after 2:00 p.m. (central time), on the next Business Day.

(g)                                  The parties hereto agree that any Information required to be provided to each Rating Agency through the Information Agent under the Indenture or hereunder shall be sent to the Information Agent at the following e-mail address: WFBainCapital@wellsfargo.com with the subject line specifically referencing “17g-5 Information” and “BCC Middle Market CLO 2018-1, LLC”, or such other e-mail address or subject line specified by the Information Agent in writing to the Issuer, the Portfolio Manager and the Trustee. All e-mails sent to the Information Agent pursuant to this Agreement shall only contain the Information and no other information, documents, requests or communications. Each e-mail sent to the Information Agent pursuant to this Agreement failing to be sent to the e-mail address or with a subject line conforming to the requirements of the first sentence of this Section 2A(g) shall be deemed incomplete and the Information Agent shall have no obligations with respect thereto.

(h)                                 The Information Agent shall not be responsible for and shall not be in default hereunder, or incur any liability for any act or omission, failure, error, malfunction or delay in carrying out any of its duties which results from (i) the Issuer’s, Portfolio Manager’s or any other party’s failure to deliver all or a portion of the Information to the Information Agent; (ii) defects in the Information supplied by the Issuer, the Portfolio Manager or any other party to the Information Agent; (iii) the Information Agent acting in accordance with Information prepared or supplied by any party; (iv) the failure or malfunction of the Posting Email Account or the 17g-5 Website; or (v) any other circumstances beyond the reasonable control of the Information Agent. The Information Agent shall be under no obligation to make any determination as to the veracity or applicability of any Information provided to it hereunder, or whether any such Information is required to be maintained on the 17g-5 Website pursuant to the Indenture or under Rule 17g-5 promulgated under the Securities Exchange Act of 1934, as amended (or any successor provision to such rule) (the “Rule”).

(i)                                     In no event shall the Information Agent be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with the Indenture, the Rule, or any other law or regulation.

(j)                                    The Information Agent shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Issuer, each Rating Agency, the NRSROs, any of their agents or any other party. Additionally, the Information Agent shall not be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Portfolio Manager, each Rating Agency, the NRSROs or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

(k)                                 In no event shall the Information Agent be responsible for creating or maintaining the 17g-5 Website. The Information Agent shall have no liability for any failure, error, malfunction, delay, or other circumstances beyond the reasonable control of the Information Agent, associated with the 17g-5 Website.

(l)                                     The Information Agent shall have no obligation to engage in or respond to any oral communications, in connection with the initial credit rating of the Notes or the credit rating surveillance of the Notes, with any Rating Agency or any of their respective officers, directors, employees, agents or attorneys.

(m)                             To the extent the Collateral Administrator is also acting as the Information Agent, the rights, privileges, immunities and indemnities of the Collateral Administrator set forth herein shall also apply to it in its capacity as the Information Agent.

Section 3.                                           Compensation.

The Collateral Administrator will perform its duties and provide the services called for under Section 2 and Section 2A above in exchange for compensation set forth in a separate fee letter in connection herewith. The Collateral Administrator shall be entitled to receive, on each Distribution Date, reimbursement for all reasonable out-of-pocket expenses incurred by it in the course of performing its obligations hereunder, including those of the Information Agent, in the order specified in the Priority of Distributions as set forth in Section 11.1 of the Indenture. Such expenses shall include the reasonable compensation and out-of-pocket expenses, disbursements and advances of the Collateral Administrator’s agents, counsel, accountants and experts. The payment obligations to the Collateral Administrator pursuant to this Section 3 shall survive the termination of this Agreement and the resignation or removal of the Collateral Administrator. For the avoidance of doubt, all amounts payable under this Section 3 shall be subject to and payable only in accordance with the order specified in the Priority of Distributions as set forth in Section 11.1 of the Indenture.

Section 4.                                           Limitation of Responsibility of the Collateral Administrator; Indemnifications.

(a)                                 The Collateral Administrator will have no responsibility under this Agreement other than to render the services expressly called for hereunder in good faith and without willful misfeasance or gross negligence. The Collateral Administrator shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Subject to the provisions of Section 13 hereof, the Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any misfeasance or negligence on the part of any agent or attorney appointed hereunder with due care by it. To the extent not inconsistent with this Agreement, the Collateral Administrator shall be entitled to the same rights, protections and immunities that are afforded to the Trustee under the Indenture. Neither the Collateral Administrator nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Portfolio Manager, the Issuer, the Trustee, the Holders or any other Person, except by reason of acts or omissions by the Collateral Administrator constituting willful misfeasance or gross negligence. The Collateral Administrator shall in no event have any liability for the actions or omissions of the Issuer, the Portfolio Manager, the Trustee (if not the same Person as the Collateral Administrator) or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer, the Portfolio Manager, the Trustee (if not the same Person as the Collateral Administrator) or another Person. The Collateral Administrator shall not be liable for any failure to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Issuer, the Portfolio Manager, the Trustee (if not the same Person as the Collateral Administrator) or another Person in furnishing necessary, timely and accurate information to the Collateral Administrator. The duties and obligations of the Collateral Administrator and its employees or agents shall be determined solely by the express provisions of this Agreement and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them. The Collateral Administrator may consult with and shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be protected and deemed to have acted in good faith if it acts in accordance with such advice.

Nothing herein shall constitute a waiver or limitation of any rights which the Issuer may have under any U.S. federal or state securities laws.

(b)                                 The Collateral Administrator may rely conclusively on any notice, certificate or other document (including, without limitation, telecopier or electronically transmitted instructions, documents or information) furnished to it hereunder and reasonably believed by it in good faith to be genuine. The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Collateral Administrator shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that if the form thereof is prescribed by this Agreement, the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof.

(c)                                  The Collateral Administrator shall not be deemed to have knowledge or notice of any matter unless a Trust Officer working in its Corporate Trust Office has actual knowledge of such matter or has received written notice of such matter in accordance with this Agreement. Under no circumstances shall the Collateral Administrator be liable for indirect, punitive, special or consequential loss, liability or damage of any kind whatsoever (including but not limited to lost profits), under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof even if the Collateral Administrator has been advised of such loss or damage and regardless of the form of action. It is expressly acknowledged that the application and performance by the Collateral Administrator of its various duties hereunder (including recalculations to be performed in respect of the matters contemplated hereby) shall, in part, be based upon, and in reliance upon, data and information provided to it by the Portfolio Manager, the Issuer and/or the Trustee with respect to the Assets. Notwithstanding anything herein and without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability to the extent of any expense, loss, damage, demand, charge or claim resulting from or caused by events or circumstances beyond the reasonable control of the Collateral Administrator including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions, or other similar acts.

(d)                                 The Issuer shall, and hereby agrees to, indemnify, defend and hold harmless the Portfolio Manager and the Collateral Administrator and their respective affiliates, directors, officers, shareholders, agents and employees from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of counsel and other experts) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Portfolio Manager or the Collateral Administrator, their respective affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of their duties or obligations under this Agreement; provided such acts or omissions are in good faith, are without willful misfeasance or gross negligence on the part of the Portfolio Manager or the Collateral Administrator, as applicable. For the avoidance of doubt, all indemnities payable under this Section 4(d) shall be payable only in accordance with the order specified in the Priority of Distributions as set forth in Section 11.1 of the Indenture.

(e)                                  Notwithstanding anything herein and without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Portfolio Manager or the Issuer (or the Trustee, if not the same Person as the Collateral Administrator) to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(f)                                   The Collateral Administrator shall have no obligation to determine (and the Issuer, or the Portfolio Manager on the Issuer’s behalf, will timely advise the Collateral Administrator) whether (i) any Asset meets the definition of “Bridge Loan”, “CCC Collateral Obligation”, “Clearing Corporation Security”, “Collateral Obligation”, “Cov-Lite Loan”, “Credit Improved Obligation”, “Credit Risk Obligation”, “Current Pay Obligation”, “Defaulted Obligation”, “Deferrable Security”, “Deferring Security”, “Delayed Drawdown Collateral Obligation”, “DIP Collateral Obligation”, “Discount Obligation”, “Eligible Investment”, “Equity Security”, “Financial Asset”, “First-Lien Last-Out Loan”, “Letter of Credit”, “Libor Floor Obligation”, “Margin Stock”, “Money”, “Partial Deferrable Security”, “Participation Interest”, “Pledged Obligations”, “Portfolio Manager Securities”, “Revolving Collateral Obligation”, “Second Lien Loan”, “Security Entitlement”, “Senior Secured Loan”, “Senior Unsecured Loan”, “Step-Down Obligation”, “Step-Up Obligation”, “Structured Finance Obligation”, “Swapped Non-Discount Obligation”, “Synthetic Security”, “Unsalable Asset”, or “Zero Coupon Security” or (ii) the conditions specified in the definition of “Delivered” have been complied with. Further, nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the securities or obligor of the loans included in the Assets is in default or in compliance with the Underlying Instruments governing or securing such securities or loans, the role of the Collateral Administrator hereunder being solely to perform only those functions as provided herein as more particularly described in Section 2 hereof. For purposes of monitoring rating changes by each Rating Agency, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon any reputable electronic financial information reporting service, and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such service. This Section 4 shall survive the termination or assignment of this Agreement and the resignation or removal of the Collateral Administrator.

Section 5.                                           Portfolio Manager. The Portfolio Manager will have no responsibility under this Agreement other than to render the services called for hereunder in accordance with the Portfolio Manager Standard (as defined in the Portfolio Management Agreement). The Portfolio Manager shall not be liable to the Collateral Administrator in connection with any action or omission so long as such action or omission was taken in accordance with the Portfolio Manager Standard.

Section 6.                                           No Joint Venture.

Nothing contained in this Agreement (i) shall constitute the Collateral Administrator, the Portfolio Manager or the Issuer, respectively, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of any of the others.

Section 7.                                           Other Activities of Collateral Administrator.

Nothing herein shall prevent the Collateral Administrator, the Portfolio Manager or their Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as a collateral administrator or portfolio manager, respectively, for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer.

Section 8.                                           Term of Agreement.

This Agreement shall continue in force until the termination of the Indenture in accordance with its terms (unless this Agreement has been previously terminated in accordance with Section 9 hereof), upon which event this Agreement shall automatically terminate. Notwithstanding the foregoing, the indemnification obligations of all parties under this Agreement shall survive the termination of this Agreement, the resignation or removal of the Collateral Administrator or release of any party hereto with respect to matters occurring prior to such termination, resignation, removal or release.

Section 9.                                           Resignation and Removal of Collateral Administrator.

(a)                                 Subject to Section 9(d) of this Agreement, the Collateral Administrator may resign its duties hereunder by providing the Issuer, the Holders of Notes and the Portfolio Manager with at least sixty (60) days’ prior written notice (a copy of which shall be provided to each Rating Agency).

(b)                                 Subject to Section 9(d) of this Agreement, the Issuer (or the Portfolio Manager on behalf of the Issuer) may remove the Collateral Administrator without cause by providing the Collateral Administrator and the Portfolio Manager with at least sixty (60) days’ prior written notice (a copy of which shall be provided to each Rating Agency).

(c)                                  Subject to Section 9(d) of this Agreement, the Issuer (or the Portfolio Manager on behalf of the Issuer) may remove the Collateral Administrator immediately upon written notice (a copy of which shall be provided to each Rating Agency) of termination from the Issuer (or the Portfolio Manager on behalf of the Issuer) to the Collateral Administrator if any of the following events shall occur:

(i)                                     the Collateral Administrator shall default in the performance of any of its duties under this Agreement or breach any material provision of this Agreement and, after notice of such default or breach, shall not cure such default or breach within ten days (or, if such default or breach cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer and the Portfolio Manager and shall have cured such default or breach within the time so specified);

(ii)                                  the Collateral Administrator is dissolved (other than pursuant to a consolidation, amalgamation or merger) or has a resolution passed for its winding up, official management, liquidation, receivership or conservatorship (other than pursuant to a consolidation, amalgamation or merger);

(iii)                               a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, conservator, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Collateral Administrator or any substantial part of its property or there is an order for the winding-up, liquidation, receivership or conservatorship of its affairs; or

(iv)                              the Collateral Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Collateral Administrator or for any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Collateral Administrator agrees that if any of the events specified in clauses (i) through (iv) of this Section 9(c) shall occur, it shall give written notice thereof to the Issuer, the Portfolio Manager, the Holders of Notes, the Trustee and the Rating Agencies within five Business Days after the happening of such event.

(d)                                 Except when the Collateral Administrator shall be removed pursuant to Section 9(c) or replaced pursuant to Section 9(f) of this Agreement, no resignation or removal of the Collateral Administrator pursuant to this Section shall be effective until (i) a successor Collateral Administrator shall have been appointed by the Issuer with the consent of the Portfolio Manager,

(ii) such successor Collateral Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Collateral Administrator is bound hereunder and (iii) the Rating Agencies are notified by the Issuer of the appointment of the successor Collateral Administrator. If a successor Collateral Administrator does not take office within sixty (60) days after the retiring Collateral Administrator resigns or is removed, the retiring Collateral Administrator, the Issuer, the Portfolio Manager or the holders of a Majority of the Controlling Class may petition a court of competent jurisdiction for the appointment of a successor Collateral Administrator.

(e)                                  Reserved.

(f)                                   At any time that the Collateral Administrator is the same institution as the Trustee, the Collateral Administrator hereby agrees that upon the appointment of a successor Trustee, unless otherwise agreed to by the Issuer, the Collateral Administrator and such successor Trustee, the Collateral Administrator shall automatically resign and such successor Trustee shall automatically be (and is hereby) appointed by the Issuer as the successor Collateral Administrator and shall automatically become the Collateral Administrator under this Agreement until such time, if any, as such successor Collateral Administrator is removed and replaced by the Issuer (or the Portfolio Manager on behalf of the Issuer) pursuant to this Section 9. Any such successor Trustee shall be required to agree to assume the duties of the Collateral Administrator under the terms and conditions of this Agreement in its acceptance of appointment as successor Trustee.

(g)                                  Any successor by operation of law to the Portfolio Manager shall be bound automatically by the terms and provisions of this Agreement upon becoming the successor Portfolio Manager.

Section 10.                                    Action upon Termination, Resignation or Removal of the Collateral Administrator.

Promptly upon the effective date of termination of this Agreement pursuant to Section 8 hereof or on the first Distribution Date subsequent to the resignation or removal of the Collateral Administrator pursuant to Section 9(a), (b), (c) or (f) hereof, respectively, the Collateral Administrator shall be entitled to be paid all amounts accruing to it to the date of such termination, resignation or removal in accordance with the Priority of Distributions set forth in Section 11.1(a) of the Indenture. The Collateral Administrator shall forthwith deliver to the Issuer upon such termination pursuant to Section 8 hereof or such resignation or removal of the Collateral Administrator pursuant to Section 9 hereof, all property and documents of or relating to the Assets then in the custody of the Collateral Administrator, and the Collateral Administrator shall cooperate in good faith with the Issuer, the Portfolio Manager and any successor Collateral Administrator and shall take all reasonable steps requested to assist the Issuer and the Portfolio Manager in making an orderly transfer of the duties of the Collateral Administrator.

Section 11.                                    Notices.

Any notice, report or other communication given hereunder shall be in writing, addressed to the Collateral Administrator at the address of the Trustee as set forth in Section 14.3 of the Indenture and to the Issuer, the Portfolio Manager and the Rating Agencies at their respective addresses as set forth in Section 14.3 of the Indenture (or to such other address as any such Person shall have provided to the others in writing) and shall be given in the manner and with the force and effect all as set forth in Section 14.3 of the Indenture.

Section 12.                                    Amendments.

This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except by the Issuer, the Portfolio Manager and the Collateral Administrator in writing. Promptly after the execution of any amendment hereto, the Issuer shall forward to the Rating Agencies a copy of all executed amendments and modifications of this Agreement.

Section 13.                                    Successor and Assigns.

This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the Issuer, the Portfolio Manager and the Collateral Administrator. This Agreement may not be assigned by the Collateral Administrator unless such assignment is previously consented to in writing by the Issuer and the Portfolio Manager, subject to the satisfaction of the S&P Rating Condition and with notice to Fitch. An assignment with such consent and confirmation, if accepted by the assignee, shall bind the assignee hereunder to the performance of any duties or obligations of the Collateral Administrator hereunder. Notwithstanding the foregoing, any organization or entity into which the Collateral Administrator may be merged or converted or with which it may be consolidated, any organization or entity resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party and any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Administrator, shall be the successor Collateral Administrator hereunder without the execution or filing of any paper or any further act of any of the parties hereto.

Section 14.                                    Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

The parties hereto hereby irrevocably submit, to the fullest extent that they may legally do so, to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in the City of New York in any proceeding arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of any such proceeding may be heard and determined in any such New York State or federal court. The parties hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such proceeding. The parties irrevocably consent to the service of process in any proceeding by the mailing or delivering of copies of such process as set forth in Section 11. The parties agree that a final non-appealable judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 15.                                    Limitation of Liability.

Notwithstanding anything contained herein to the contrary, this Agreement has been executed by each of the Collateral Administrator and the Portfolio Manager not in its respective individual capacity but solely in the capacity as Collateral Administrator and Portfolio Manager, respectively. In no event shall the Collateral Administrator or the Portfolio Manager in their individual capacities have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder.

Section 16.                                    Representations and Warranties.

(a)                                 The Issuer hereby represents and warrants to the Portfolio Manager and the Collateral Administrator as follows:

(i)                                     The Issuer has been duly formed and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. Except for those which have already been obtained, given or effected, as the case may be, no consent of any other Person including, without limitation, members, managers and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Issuer in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered by the Issuer hereunder, will constitute the legally valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)                                  The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the governing instruments of, or any securities issued by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)                                 The Portfolio Manager hereby represents and warrants to the Issuer and the Collateral Administrator as follows:

(i)                                     The Portfolio Manager is a corporation duly organized and is validly existing and in good standing under the laws of the State of Delaware, has full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. Except for those which have already been obtained, given or effected, as the case may be, no consent of any other Person including, without limitation, directors, shareholders and creditors of the Portfolio Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Portfolio Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument and document required hereunder, when executed and delivered by the Portfolio Manager hereunder, will constitute the legally valid and binding obligations of the Portfolio Manager enforceable against the Portfolio Manager in accordance with their terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Portfolio Manager and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)                                  The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Portfolio Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Portfolio Manager, or the articles of incorporation or by-laws of the Portfolio Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Portfolio Manager is a party or by which the Portfolio Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Portfolio Manager and will not result in, or require, the creation or imposition or any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(c)                                  The Collateral Administrator hereby represents and warrants to the Issuer and the Portfolio Manager as follows:

(i)                                     The Collateral Administrator is a national banking association duly organized and validly existing under the laws of the United States and has full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. Except for those which have already been obtained, given or effected, as the case may be, no consent of any other Person including, without limitation, shareholders and creditors of the Collateral Administrator, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Administrator in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument and document required hereunder, when executed and delivered by the Collateral Administrator hereunder, will constitute the legally valid and binding obligations of the Collateral Administrator enforceable against the Collateral Administrator in accordance with their terms subject, as to enforcement, (A) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral

Administrator and (B) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)                                  The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Administrator, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Administrator, or the articles of association or by-laws of the Collateral Administrator.

Section 17.                                    Headings.

The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 18.                                    Counterparts.

This Agreement may be executed in any number of counterparts, all of which when so executed shall together constitute but one and the same agreement.

Section 19.                                    Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 20.                                    Not Applicable to Wells Fargo Bank, National Association in Other Capacities.

Nothing in this Agreement shall affect any right, benefit or obligation that Wells Fargo Bank, National Association may have in any other capacity.

Section 21.                                    Waiver.

No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 22.                                    No Third Party Beneficiaries.

This Agreement does not confer any rights or remedies upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 23.                                    Non-Petition and Limited Recourse.

Notwithstanding any other provision of this Agreement, the liability of the Issuer to the Collateral Administrator and the Portfolio Manager and any other Person hereunder is payable in accordance with the Priority of Distributions and is limited in recourse to the Assets and following application of the Assets in accordance with the provisions of the transaction documents related thereto, all obligations of and all claims against the Issuer will be extinguished and shall not revive. No recourse shall be had against any Officer, member, manager, partner, shared personnel, director, employee, security holder or incorporator of the Issuer or its successors and assigns for the payment of any amounts payable under this Agreement. The provisions of Section 5.4(d) of the Indenture shall apply mutatis mutandis as if set forth herein in full such that neither the Collateral Administrator nor the Portfolio Manager will, prior to the date which is one year (or, if longer, the applicable preference period then in effect) and one day after the payment in full of all the Securities, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy, insolvency or similar laws; provided, however, that nothing herein shall be deemed to prohibit (i) the Trustee from filing proofs of claim for itself and on behalf of the Holders or (ii) the Portfolio Manager or the Collateral Administrator (a) from taking any action prior to the expiration of the aforementioned one year and one day period (or, if longer, the applicable preference period then in effect) in (x) any case or proceeding voluntarily filed or commenced by the Issuer, or (y) any involuntary insolvency proceeding filed or commenced against the Issuer, by a Person other than the Portfolio Manager or the Collateral Administrator, respectively or (b) from commencing against the Issuer or any of its respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation proceeding. The provisions of this Section 23 shall survive termination of this Agreement.

Section 24.                                    Conflict with the Indenture.

If this Agreement shall require that any action be taken with respect to any matter and the Indenture shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Indenture, the Indenture shall govern.

Section 25.                                    Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY

JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties have caused this Collateral Administration Agreement to be duly executed and delivered as of the date and year first above written.

BCC MIDDLE MARKET CLO 2018-1, LLC, as Issuer

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

BAIN CAPITAL SPECIALTY FINANCE, INC., as Portfolio Manager

By:	/s/ Michael Ewald
Name:	Michael Ewald
Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Administrator

By:	/s/ José M. Rodriguez
Name:	José M. Rodriguez
Title:	Vice President